Exhibit 10.o
                SEVERANCE AND NONCOMPETITION AGREEMENT

     This AGREEMENT is made and entered into as of December 29, 1995, by and between FIRST BANCORP, a North Carolina corporation
(the "Company"), and PATRICK A. MEISKY ("Meisky").

                         STATEMENT OF PURPOSE

     Meisky has been employed by the Company as Regional President for the High Point Region pursuant to an Employment and Noncompetition Agreement dated August 26, 1994 between Meisky and the Company (the "Employment Agreement"). Meisky is terminating his employment with the Company as of December 29, 1995 and agreeing not to compete with the Company for the term described herein. In consideration for his service to the Company and its subsidiaries (references herein to the "Company" shall be deemed to refer to the Company and its subsidiaries, unless the context requires otherwise), as well as for the additional and further agreements hereunder, the Company has agreed to provide to Meisky a severance package according to the terms set forth below. The Employment Agreement is terminated as of the date hereof.

     NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the Company and Meisky hereby agree as follows:

     1. Date of Termination. Meisky's employment with the Company and its subsidiaries is hereby terminated as of December 29, 1995, (the "Termination Date") and Meisky hereby tenders his resignation from any positions he now has with the Company and its subsidiaries, including as an officer, director or member of any advisory boards or committees, all such resignations to be effective as of the Termination Date.

     2.  Regular Severance Payment.  The Company will pay to
Meisky his regular salary at the current rate (and will reimburse him for customary and reasonable expenses incurred on behalf of the Company or its subsidiaries, all in accordance with the Company's policies) through the Termination Date. All payments under this paragraph will be subject to applicable deductions and withholding under federal and state law.

     3. Accrued Vacation Pay. Meisky acknowledges that he is not entitled to any vacation pay as of the date hereof. Meisky shall not be eligible to accrue additional vacation days after the Termination Date.

     4. Additional Severance Payment. In addition to the amounts set forth in paragraphs 2 and 3 above, but subject to paragraph 18 hereof and to Meisky's full compliance with the terms of this Agreement including the conditions set forth below, the Company shall pay to Meisky (a) a lump sum payment in the amount of $125,000 payable not later than January 2, 1996, and (b) periodic payments at a rate equal to $130,000 per year from the Termination Date until August 26, 1999, payable at such times and in accord with the regular payroll practices of the Company for its salaried executive employees. All amounts paid under this paragraph 4 shall be subject to and reduced by any applicable federal and state withholding taxes.

     5. Life Insurance Policies. The Company will relinquish its right to be reimbursed for premiums paid under the Split Dollar Agreement involving life insurance on Meisky's life, and ownership of the life insurance policy covered by the Split Dollar Agreement and all obligations relating thereto, including future payment of premiums, will be transferred to Meisky. In addition, ownership of the life insurance policy on the life of Meisky in the principal face amount of $300,000, acquired by the Company in the merger between First Bank and Central State Bank, including the cash value thereof, will be transferred to Meisky, along with all obligations relating thereto, including the future payment of premiums. These transfers and payments will be accomplished within sixty (60) days of the date hereof.

     6. Benefit Plans and Fringe Benefits. Except as provided below, as of the Termination Date provided in paragraph 1 herein, Meisky shall not have the right to participate in or receive any benefit under any employee benefit plan of the Company or any of its subsidiaries, any fringe benefit plan of the Company, or any other plan, policy or arrangement of the Company providing benefits or perquisites to employees of the Company generally or individually; provided, however, that Meisky shall be entitled (i) to exercise his right to continued coverage under the Company's medical benefit plan as provided by COBRA (and with respect to which the Company will provide Meisky with a separate notice as required by COBRA); and (ii) to elect the payment of benefits to which he is entitled under any employee pension benefit plan of the

Company as provided under the terms of any such plan. (In accordance with this paragraph 6(ii), Meisky elects to receive all retirement funds derived from the Central State Bank pension fund which was acquired by the Company by previous merger. The Company agrees to pay said retirement funds to Meisky as reasonably as practicable in a manner reasonably acceptable to Meisky's tax advisory.) Provided, further, but subject to paragraph 18 hereof, if Meisky elects continued medical insurance coverage pursuant to the terms of COBRA, the Company will pay COBRA premiums on behalf of Meisky until the earlier of (i) Meisky obtaining other employment pursuant to which Meisky is eligible for medical insurance coverage, (ii) Meisky obtaining other medical insurance or (iii) the date ninety (90) days after the Termination Date. The payments of the COBRA amounts described in this paragraph by the Company are conditional upon Meisky's compliance with all conditions to receipt of severance payments specified in paragraph 4 above.

     7. Stock Appreciation Rights. On the Termination Date, the Company will grant to Meisky stock appreciation rights equivalent to 2,000 shares of the Company's common stock, subject to the terms described and in the form of the Memorandum attached hereto as Exhibit B. Notwithstanding anything to the contrary herein or in Exhibit B, the maximum compensation to be paid to Meisky for such stock appreciation rights will be $40,000. All rights to receive stock appreciation rights under the Employment Agreement are hereby terminated.

     8.  Noncompetition.  From the Termination Date until August
26, 1999, Meisky agrees as follows:

         (i) Except as otherwise provided in this paragraph 8, Meisky shall not, directly or indirectly, promote, be employed by, participate or engage in any activity or business which is in competition with the business of the Company, or any of its subsidiaries and affiliated companies, including acting, either singly or jointly or as agent for, or as an employee of, any person or persons, firm or corporation which directly or indirectly (as a director, shareholder or investor, partner, lessor, lessee, proprietor, principal agent, independent contractor, representative, consultant or otherwise), within the counties in which the Company, its subsidiaries or affiliates have offices or are located and doing business on the date hereof. Ownership by Executive of 5% or less of the outstanding capital stock of any corporation which is actively publicly traded will not be a violation of this covenant;

         (ii) Meisky covenants that he will not employ or assist others by active solicitation to recruit and employ employees of the Company or any of the Company's subsidiaries or affiliate companies without the written consent of the Company; and

         (iii) Except as otherwise provided in this paragraph 8, Meisky agrees that he will not, directly or indirectly, on behalf of himself or any third party, make any sales contacts with, or actively solicit business from any customer of the Company or its subsidiaries or affiliate companies, for any products or services competitive with those offered by the Company or its subsidiaries or affiliated companies within counties in which the Company, its subsidiaries or affiliates have offices or are located and doing business on the date hereof.

     Provided, however, that it shall not constitute a violation of this paragraph 8 for Meisky to perform services for a purchaser of or successor to the business of First Bank Insurance Services, Inc. in the operation of an insurance agency only. It is further understood that the Company and Meisky may in good faith enter into such future agreement as may be mutually acceptable to them providing for the brokerage of loans by Meisky under which Meisky would be compensated by the Company for services rendered to the Company, and Meisky's performance under such an agreement would not constitute a breach of the covenants contained in this paragraph 8.

   The Company's obligations under paragraphs 4 through 7 hereof are expressly conditioned upon Meisky's strict compliance with the provisions of this paragraph 8.

     9. Disclosure of Confidential Information. Meisky acknowledges that, during the course of his employment with the Company, he has been afforded access to extensive confidential and proprietary information of the Company. For purposes of this paragraph, "confidential and proprietary information" shall mean information not generally known or available to the public that was created by, disclosed or made available to Meisky in the course of his employment by the Company.

     Meisky covenants and agrees that from and after the date hereof, for a period of five (5) years, he will not disclose any confidential and proprietary information to any person, firm, corporation, association or other entity for any reason or purpose or for the benefit of any person, firm, corporation or other entity, without the Company's prior written consent. Meisky acknowledges that a violation of this covenant is a material breach of this Agreement.

     10. Return of Company Property. Meisky agrees to return immediately to the Company keys, identification cards and security pass cards, as well as all originals and copies of all documents, software or any other materials or property relating to his employment or obtained or created in the course of his employment. Meisky further represents, as a material inducement for the Company to enter into this Agreement, that he has not retained in his possession any such software, documents or other materials in machine or human readable form, including on any disc, tape or hard-drive of any computer owned or possessed by Meisky. It is agreed, however, that the Company will transfer to Meisky the office furniture (desk, chairs, tables, lamps, accessories and framed pictures) being used by Meisky in his High Point office.

     11. Public Statements and Reference. Meisky agrees not to make any public statements, written or oral, regarding his departure from the Company's employment except as may be approved by the Company in advance, and further agrees not to take any action that would or might disrupt, impair or affect adversely the

Company, or its employees, officers or directors, or place the Company or such individuals in any negative light.

     12. Non-Disparagement. Meisky agrees that he shall not in any way, directly or indirectly, in public, in private, to any employee of the Company or to any other person, criticize or disparage the performance, competency or ability of the Company, its subsidiaries or affiliated companies, or the officers, directors, employees or agents of any of them at any time after the execution of this Agreement. Meisky acknowledges that a breach of this covenant will release the Company from its obligations under paragraphs 4 through 7 hereof. In the event an allegation arises concerning a breach of Meisky's covenant as set forth in paragraph 12, the allegations concerning said breach shall be investigated by a committee composed of the Company's President (James H. Garner), Executive Vice President (Anna Hollers), Chairman of the Board (John Willis) and director Jordan Washburn, and said committee shall determine whether the alleged breach is material before the Company is released from its obligations under paragraphs 4 through 7 hereof. The Company agrees that it will respond to all inquiries regarding employment of Meisky in a positive manner consistent with his performance record at the Company since his date of hire.

     13. Remedies. Meisky hereby acknowledges that the remedies at law for any breach of the covenants and obligations contained in this Agreement will be inadequate and that, in the event of a breach or a threatened breach of any of the provisions of this Agreement, the Company shall be entitled to preliminary restraining orders, injunctions or such equitable remedies as may be appropriate, in addition to all other remedies available to the Company. In addition, Meisky agrees that a breach by him of any of the covenants and agreements contained herein shall be deemed a breach of all such covenants and agreements and shall entitle the Company, among other things, to cease payments under paragraph 4 hereof and take such steps as may be necessary to recover payments previously made to Meisky under paragraph 4 hereof.

     14. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of North
Carolina.

     15. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns and Meisky and his heirs and legal representatives. This Agreement and the rights hereunder may not be assigned by Meisky.

     16. Severability. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect. Provided, that if Meisky's execution of the Release and Waiver attached hereto as Exhibit A is, for any reason, declared null and void, Meisky shall reimburse, indemnify and hold harmless the Company for any and all payments made to him or for his benefit under the provisions of paragraphs 4 through 7 of this Agreement.

     17. Voluntary Agreement. Meisky hereby represents that he has carefully read and completely understands the provisions of this Agreement and that he has entered into this Agreement voluntarily.

     18. Further Conditions. The obligations of the Company set forth in paragraphs 4 through 7 hereof are conditional upon Meisky's execution no later than January 19, 1996 of a Release and Waiver in the form attached hereto as Exhibit A, as well as his failure to revoke the same following the expiration of seven days following such execution. In the event that Meisky fails to execute such Release and Waiver within such time or revokes the execution thereof within seven days following such execution thereof, the Company's obligations under paragraphs 4 through 7 shall terminate, and Meisky shall be obligated to repay all payments made by the Company to Meisky under paragraphs 4 through
         7

     19. Litigation Assistance. Meisky agrees to cooperate with and provide assistance to the Company and its legal counsel in connection with any litigation (including arbitration or administrative hearings) or investigation affecting the Company, in which -- in the reasonable judgment of the Company's counsel -- Meisky's assistance or cooperation is needed. Meisky shall, when requested by the Company, provide testimony or other assistance and shall travel at the Company's request in order to fulfill this obligation. Provided, however, that, in connection with such litigation or investigation, the Company shall attempt to accommodate Meisky's schedule, shall provide him with reasonable notice in advance of the times in which his cooperation or assistance is needed, and shall reimburse Meisky for any reasonable expenses incurred in connection with such matters, as well as for any actual lost wages suffered (minimum $300 per day) as a result from absence from employment.

     20. Admissions. Meisky acknowledges that the payment by the Company of the severance benefits described herein is made in good faith and shall never for any purpose be considered an admission of liability on the part of the Company, by whom liability is expressly denied, and no past or present wrongdoing on the part of the Company shall be implied by such payment.

     21. Entire Agreement. This Agreement contains the entire agreement between the Company and Meisky and supersedes all prior agreements relating to the subject matter hereof (including the Employment Agreement), and may be changed only by a writing signed by the parties hereto. Any and all prior representations, statements and discussions regarding the subject matter of this Agreement have been merged into and/or replaced by the terms of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or caused this Agreement to be duly executed by their authorized representatives, under seal and with the intent that this Agreement shall constitute a sealed instrument, as of the day and year first above written.


                                  FIRST BANCORP

ATTEST: [Corporate Seal]          By:  /s/ James H. Garner
        [     of       ]             ------------------------
        [First Bancorp ]          James H. Garner, President

By:  Anna G. Hollers
    ----------------------
    _________ Secretary


WITNESS:                          /s/ Patrick A. Meisky     (SEAL)
                                  ---------------------------
By:  Freda Trotter                Patrick A. Meisky
    ----------------------

                               Exhibit A

                      RELEASE AND WAIVER OF CLAIMS

     NOTE: THIS RELEASE AND WAIVER NEED NOT BE EXECUTED BY MEISKY UNTIL JANUARY 19, 1996, BUT MUST BE EXECUTED BY THE CLOSE OF BUSINESS THAT DAY TO ACTIVATE THE OBLIGATIONS OF THE COMPANY SET FORTH IN PARAGRAPHS 4 THROUGH 7 OF THE SEVERANCE AND NONCOMPETITION AGREEMENT DATED DECEMBER 29, 1995 (the "SEVERANCE AGREEMENT").

     As consideration for the payments specified in the Severance Agreement, Patrick A. Meisky ("Meisky") for himself, his heirs, executors, administrators and assigns, releases and forever discharges First Bancorp ("the Company"), its predecessors, successors, affiliates and subsidiaries (including without limitation First Bank) and their agents, officers, employees, directors and attorneys, from and waives any and all rights with respect to all manner of claims, actions, causes of action, suits, judgments, rights, demands, debts, damages, or accountings of whatever nature, legal, equitable or administrative, whether the same are now known or unknown, which he ever had, now has or may claim to have, upon or by reason of the occurrence of any matter, cause or thing whatsoever up to the date of this Agreement, including without limitation: (i) any claim whatsoever (whether under federal or state statutory or common law) arising from or relating to his employment or changes in his employment relationship with the Company, including his separation, termination or resignation therefrom, (ii) all claims and rights for additional compensation or benefits of whatever nature, including vacation, bonus, sick leave, severance, stock options, deferred compensation, health or medical benefits, group life insurance, disability or other benefits, except as may be provided for in the Severance Agreement; and (iii) all claims and rights whatsoever under any employment agreement with the Company.

     THIS RELEASE AND WAIVER SPECIFICALLY INCLUDES, BUT IS NOT LIMITED TO, MEISKY'S WAIVER AND RELEASE OF EMPLOYMENT DISCRIMINATION RIGHTS AND CLAIMS ARISING UNDER THE FEDERAL AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED. It also includes any claim for breach of contract, implied or express, impairment of economic opportunity, intentional or negligent infliction of emotional distress, wage or benefit claim, prima facie tort, defamation, libel, slander, negligent termination, wrongful discharge, or any other tort, whether intentional or negligent, or any claim or cause of action known or unknown under Title VII of the Civil Rights Act of 1964, the Civil Rights Acts of 1866, 1871, or 1991, the Employee Retirement Income Security Act, the Americans With Disabilities Act of 1993, all as amended, or any other federal, state, county or municipal statute or ordinance relating to any condition of employment or employment discrimination. In the event that any government or government agency files or processes a charge or action on behalf of Meisky against the Company, Meisky hereby waives any and all right that he may have to recover in any proceeding arising therefrom. Provided, however, this Release shall not (i) include any claims relating to the obligations created by the Severance Agreement, (ii) operate to release Meisky's ownership of any common stock of the Company or Meisky's rights to exercise any matured or vested stock options pursuant to the terms thereof, (iii) affect Meisky's vested and accrued rights as a participant in the Company's pension plans,
(iv) affect any rights or claims that may arise out of events occurring after the date this Release and Waiver is signed, (v) release the Company from, nor waive Meisky's rights with respect to, the Company's obligation, if any, to defend and indemnify him in accordance with the provisions of the Company's bylaws or (vi) prevent Meisky from obtaining reimbursement of business expenses incurred prior to the date of the Severance Agreement which are otherwise subject to reimbursement pursuant to the terms of the Company's policies.

                             CERTIFICATE

     A. Meisky agrees and certifies that he has read this Release and Waiver and that he fully understands its provisions.

     B. Meisky agrees and certifies that he voluntarily enters into this Release and Waiver, which is a legal and binding contract, and that he has agreed to terminate his employment with the Company voluntarily.

     C. Meisky acknowledges that his waiver of rights and claims under this Release and Waiver includes a waiver of rights and claims under the Federal Age Discrimination in Employment Act of 1967, as amended, and that such waiver and the waiver and release of all other rights and claims contemplated by this Release and Waiver are made knowingly and voluntarily.

     D. This Release and Waiver must be accepted by Meisky no later than January 19, 1996. Meisky acknowledges that he has been given a period of at least twenty-one (21) days to consider this Release and Waiver and to consult with his attorney, accountant, tax advisor, spouse or other persons prior to making a decision to sign this Release and Waiver. Meisky acknowledges that the Company has not pressured or coerced him to execute this Release and Waiver prior to the expiration of 21 days from the date it was furnished to him and that any decision to execute this Release and Waiver prior to such time is done freely and voluntarily. Meisky certifies that the Company has advised him in writing to consult with an attorney regarding the legal consequences of this Release and Waiver.

     E. Meisky understands and acknowledges that he has seven (7) days from the date he signs this Release and Waiver to change his mind and revoke it by delivering a signed written statement to the Company, notifying the Company of his wish to revoke this Release and Waiver.

     This Release and Waiver is hereby signed, under seal, by Meisky, this 2nd day of January, 1996.


                                  /s/ Patrick A. Meisky (SEAL)
                                  ---------------------------
                                  Patrick A. Meisky
WITNESS

By:  Freda Trotter
    ----------------------

                               EXHIBIT B
               TO SEVERANCE AND NONCOMPETITION AGREEMENT

                MEMORANDUM OF STOCK APPRECIATION RIGHTS


     This Memorandum evidences rights granted to PATRICK A. MEISKY ("Meisky") with respect to the increase in value of shares of the common stock of First Bancorp ("Bancorp").

     1. Stock Appreciation Rights. Bancorp hereby grants to Meisky 2,000 Stock Appreciation Rights. For purposes of this Agreement, a "Stock Appreciation Right" means the right to receive, upon exercise of the right, the amount (if any) by which the Market Value of a share of Bancorp's common stock (a "Share") exceeds the Base Price. The Base Price is the closing price of a share of Bancorp's common stock on August 26, 1994 (known as the "Base Date") as quoted on NASDAQ. The Market Value of a Share is the price of a Share in the most recent trade (as of the date of exercise) in any public market for such Shares or, in the absence of any public market for the Shares, the book value of a Share as of the end of the fiscal quarter immediately preceding the date of exercise.

     2. Term. The term of these Stock Appreciation Rights is ten years from the Base Date, until August 26, 2004.

     3. Payment. The amount payable to Meisky on account of the exercise of any Stock Appreciation Rights will be payable in full not more than 30 days after exercise.

     4. Transferability. These Stock Appreciation Rights may not be transferred by Meisky, except upon Meisky's death by will or by the laws of descent and distribution.

     5. Exercise. These Stock Appreciation Rights remain exercisable until they terminate pursuant to paragraph 2.

     During Meisky's lifetime, only the Meisky may exercise the Stock Appreciation Rights. If Meisky dies prior to the termination of the Stock Appreciation Rights, without having exercised them, the Stock Appreciation Rights may be exercised by the estate or a person who acquired the right to exercise the Stock Appreciation Rights by bequest or inheritance or by reason of the death of Meisky.

     The Stock Appreciation Rights may be exercised in full or in part from time to time and shall be exercised by delivery to the Secretary of Bancorp of a Notice of Exercise in the form attached to this Memorandum.

     6. Administration. Bancorp has the authority to construe and interpret these Stock Appreciation Rights and to require of any person exercising these Stock Appreciation Rights, at the time of such exercise, the execution of any paper or the making of any representation or the giving of any commitment that Bancorp shall, in its discretion, deem necessary or advisable by reason of the securities laws of the United States or any state, or the execution of any paper or the payment of any sum of money in respect of taxes or the undertaking to pay or have paid any such sum that Bancorp shall, in its discretion, deem necessary by reason of the Internal Revenue Code or any rule or regulation thereunder, or by reason of the tax laws of any state.

     7. Capital Adjustments. The number of Stock Appreciation Rights granted hereby, and the amount receivable upon exercise thereof, will be subject to an appropriate and equitable adjustment, as determined by Bancorp, to reflect any stock dividend, stock split or share combination, and will be subject to such adjustment as Bancorp may deem appropriate to reflect any exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation or the like, of or by Bancorp.

     8. Rights as a Shareholder. Meisky, or a transferee of any Stock Appreciation Rights, shall have no rights as a shareholder with respect to such Stock Appreciation Rights.

     9. Appreciation Limit. Notwithstanding anything to the contrary contained herein, the maximum amount of gross compensation to be paid to Meisky on account of this Stock Appreciation Right shall be $40,000.00.

     To evidence their agreement to the terms and conditions of these Stock Appreciation Rights, Bancorp and the Meisky have signed this Memorandum.



                                  BANCORP:

                                  FIRST BANCORP


                                  By:  /s/ James H. Garner
                                      ------------------------


                                  MEISKY:

                                  /s/ Patrick A. Meisky
                                  ------------------------
                                  Patrick A. Meisky

                           NOTICE OF EXERCISE


     I hereby exercise the ____________ (Number) of the Stock
Appreciation Rights granted to me on _________________.

     The date of this exercise is _____________________.

     I agree to provide Bancorp with such other documents and representations as it deems appropriate.



                                  ---------------------------